                      ADDENDUM TO STOCK PURCHASE AGREEMENT

                                 AUGUST 31, 1996

         The parties hereto agree that Ronald Scalise is the current holder of several F.C.C. licenses which Communitronics, Inc. wishes to acquire. These licenses are identified in the attached Exhibit "A".

         The parties additionally agree that Ronald Scalise is the holder/owner of several additional licenses which Communitronics, Inc. wishes to acquire, which said licenses are identified in the attached Exhibit "B"

         Ronald Scalise agrees to enter into a management contract with Communitronics, Inc., wherein Communitronics, Inc. will manage the aforesaid licenses as identified in Exhibit "A" for and in further consideration of the terms and conditions contained within the Stock Purchase Agreement, executed this date, between Communitronics, Inc., Ronald Scalise and R. Allen Gallagher.

         Ronald Scalise and Commununitronics, Inc., further agree that upon the occurrence of either of the following:

         1) The sale by Ronald Scalise and R. Allen Gallagher of all of their stock in Communitronics, Inc. or its successor in interest; or,

         2) The expiration of 72 hours following the time upon which the shares of Communitronics, Inc. may be traded pursuant to IRS Rule 144 and/or such other IRS and/or SEC rules and regulation as may be applicable,

Ronald Scalise will execute any and all documents required to legitimately transfer the aforesaid licenses to Communitronics or to any other entity that Communitronics, Inc., may so direct.

         The Parties hereto additionally agree that upon the payment by Communitronics, Inc. of $28,500.00 in cash and an additional 15,000.

         Ronald Scalise agrees to enter into a management contract with Communitronics, Inc., wherein Communitronics, Jnc. will manage the aforesaid licenses as identified in Exhibit "A" for and in further consideration of the terms and conditions contained within the Stock Purchase Agreement, executed this date, between Communitronics, Inc., Ronald Scalise and R. Allen Gallagher.

         Ronald Scalise and Communitronics, Inc., further agree that upon the occurrence of either of the following:

         1) The sale by Ronald Scalise and R. Allen Gallagher of all of their stock in Communitronics, Inc. or its successor in interest; or,

         2) the expiration of 72 hours following the time upon which the shares of Communitronics, Inc. may be traded pursuant to IRS Rule 144 and/or such other IRS and/or SEC rules and regulation as may be applicable,

         Ronald Scalise will execute any and all documents required to legitimately transfer the aforesaid licenses to Communitronics or to any other entity that Communitronics, Inc., may so direct.

         The Parties hereto additionally agree that upon the payment by Communitronics, Inc. of $28,500.00 in cash and an additional 15,000 shares of Communitronics, Inc. stock to Ronald Scalise, individually and/or to any other party he may so identify, Ronald Scalise will transfer and/or cause to be transferred to Communitronics, Inc., the licenses identified in Exhibit "B".

         This addendum supersedes entirely any provision of the Stock Purchase Agreement, executed this date, in contravention thereof.

WITNESSES:

                                       /s/ David R. Pressler
- ------------------------               ------------------------
                                       COMMUNITRONICS, INC.
                                       BY:

                                       /s/ Ronald Scalise
- ------------------------               ------------------------
                                       RONALD SCALISE

                                      Commission expires
                                                        ---------------

STATE OF
        ---------------

COUNTY OF
         --------------


         I, the undersigned, a Notary Public in and for said County in said State, hereby certify that ALLEN GALLAGHER, whose name is signed to the foregoing Stock Exchange Agreement and who is known to me, acknowledged before me on this day that, being informed of the contents of said Stock Exchange Agreement, he executed the same voluntarily on the day the same bears date.

         Given under any hand this the ____ day of ____________ 1998.



                                             ---------------------------------
                                             Notary Public
                                             Commission expires
                                                               ---------------

         I, the undersigned, a Notary Public in and for said County in said State, hereby certify that DAVID PRESSLER, whose name is signed to the foregoing Stock Exchange Agreement and who is known to me, acknowledged before me on this day that, being informed of the contents of said Stock Exchange Agreement, he executed the same voluntarily on the day the Same bears date.

         Given under my hand this the ____ day of ____________ 1998.




                                            -----------------------------------
                                            Notary Public
                                            Commission expires
                                                              -----------------
STATE OF
        ----------------

COUNTY OF
         ---------------

         I, the undersigned, a Notary Public in and for said County in said State, hereby certify that SAMUEL MASTRULL, whose name is signed to the foregoing Stock Exchange Agreement and who is known to me, acknowledged before me on this day that, being informed of the contents of said Stock Exchange Agreement, he executed the same voluntarily on the day the same bears date.

         Given under my hand this the ____ day of ____________ 1998.



                                            ----------------------------------
                                            Notary Public
                                            Commission expires
                                                              ----------------
STATE OF
        ----------------
COUNTY OF
         ---------------

         I, the undersigned, a Notary Public in and for said County in said State, hereby certify that RONALD SCALISE, whose name is signed to the foregoing Stock Exchange Agreement and who is known to me, acknowledged before me on this day that, being informed of the contents of said Stock Exchange Agreement, he executed the same voluntarily on the day the same bears date.

         Given under my hand this the ____ day of ____________ 1998.



                                            ----------------------------------
                                            Notary Public

                            STOCK EXCHANGE AGREEMENT

         This agreement is made and entered into this 27th Day of August, 1998 between Communitronics, Inc. an Alabama Corporation and Ronald Scalise (60%), and H. Allen Gallagher (40%) owners respectively of Crescent Paging, Inc. (Shareholders) a Louisiana Corporation ("Licensee").

                                   WITNESSETH

         WHEREAS. Shareholders owns all of the issued and outstanding stock of Licensee ("the Licensee Shares"); and,

         WHEREAS, Licensee holds numerous licenses authorized by the FCC for the provision of communication services ("The System") which are more fully described on Exhibit A attached hereto; and,

         WHEREAS. Communitronics, Inc., is developing various types of communication systems located in major markets through the United States; and,

         WHEREAS. Shareholders desires to assign to Communitronics, Inc. and, Communitronics, Inc. desires to acquire from Shareholder the Licensee shares, on the terms and conditions as set forth herein; and,

         WHEREAS, Communitronics and Shareholders intend that such transaction shall qualify for treatment under Section 368(a)(1B) of the Internal Revenue Code; and now therefore in consideration of these premises and mutual promises and covenants contained herein, Communitronics, Inc. and Licensees and Shareholders agree as follows:

                                    ARTICLE I

         Exchange of stock (a) in accordance with terms set forth in the "Definitive Agreement" executed between the parties, dated March 28, 1998 and as set forth herein, Communitronics, Inc., agrees to acquire from Shareholders.

         The Shareholders agree to assign to Communitronics, Inc. 100% of all issued and outstanding voting stock of Crescent Paging, Inc. in exchange for 418,000 shares of Communitronics 144 Restricted Stock at $3.00 per share for an agreed value of $1,254,000.00

         1.1. DISTRIBUTION OF COMMUNITRONICS, INC., SHARES: The distribution of Communitronics, Inc. shares in this transaction will be as follows: Ronald Scalise (60%) owner of Crescent Paging, Inc., will receive Two Hundred Fifty Thousand Eight Hundred shares (250,800), R. Allen Gallagher (40%) owner of Crescent Paging, Inc., will receive One Hundred Sixty Seven Thousand Two Hundred shares (167,200).

         1.2 SHARES: Shares will be in compliance with Rule 144. After 1 year required by regulation, the stock will cease to be restricted and will be free trading shares.

         1.3 COMMUNITRONICS, INC.: Communitronics, Inc. hereby guarantees that its shares provided in payment for shares of stock in Crescent Paging will be worth no less than $3.00 per share in price up to an including 72 hours following the time at which the Communitronics shares transferred herein may be traded pursuant to IRS Rule 144 and/or such other IRS and/or SEC rules and regulations as may be applicable.

         1.4 CRESCENT PAGING, INC.: Crescent Paging, Inc. is to become a wholly owned subsidiary of Communitronics, Inc. subject to a mortgage on all shares of Crescent Paging, Inc. stock, transferred to Communitronics, Inc. herein, in favor of Ronald Scalise and R. Allen Gallagher, until such time as Ronald Scalise and R. Allan Gallagher sell all of their said shares of stock in Communitronics, Inc or up to and including 72 hours following the time upon which the shares of Communitronics, Inc. transferred herein may be traded pursuant to IRS Rule 144 and/or such other IRS and/or SEC rules and regulations as may be applicable, whichever occurs first.

Should the Communitronics shares transferred to Ronald Scalise and R. Allan Gallagher be worth less than $3.00 per share during the time period described above, Communitronics does hereby agree to pay Ronald Scalise and R. Allan Gallagher the difference between the $3.00 guaranteed price and the sale price of the stock or return the "System" to Cresent Paging, Inc. along with all issued shares of stock in Crescent Paging, Inc.

         1.5 PAYMENT FOR SALE AND TRANSFER: The agreement for sale and transfer of Crescent Paging, Inc., shall be completed within ten (10) days of a grant by FCC final order (as defined in Section 5.7 herein) and any other necessary governmental authorities of an application for consent to the transfer of contract of the system from Crescent Paging, Inc. to Communitronics, Inc.

         1.6 EMPLOYMENT CONTRACT: Upon Crescent Paging, Inc. becoming a wholly owned subsidiary of Communitronics, Inc., Communitronics, Inc., and Shareholders Ronald Scalise and R. Allen Gallagher will enter into a five year employment contract whereby Ronald Scalise will serve as President of Cresent Paging, Inc. and R. Allan Gallagher will serve as Director of Operations of Crescent Paging, Inc. and each will receive remuneration according to each party's employment agreement. Both will be members of the Communitronics Advisory Board, representing the Louisiana's interests of Communitronics, Inc.

         Both will commence their employment immediately upon execution of this agreement. Their employment contracts will go into effect 30 days or sooner at the rate of pay as agreed to in their personal employment agreements. This period will be treated as a transitional period.

         1.7 CLOSING: The closing transaction provided for in this agreement ("closing") shall take place at the corporate offices of Communitronics, Inc. in Daphne, Alabama, within 5 business days of the receipt by Communitronics of all government consents to transfer of control of The System by final order (as defined in Section 5.7 herein) or such other place and time as mutually agreed to by both parties.

                                   ARTICLE II

         2.1 Representations and Warranties of Shareholder: Shareholders hereby represent and warrant to Communitronics, Inc. the following material representations as set forth in the following paragraphs of this Article II.

         2.2 INSTRUMENTS OF CONVENIENCE TRANSFER AND CANCELLATION: Subject to the other terms and provision herein, Shareholders will at closing execute or cause to be executed and delivered to Communitronics, Inc.;

             (a) A Stock Certificate ("certificate") representing a total of 100% of the issued and outstanding shares of common voting stock of Crescent Paging, Inc. which certificate or certificates (or accompanying assignment separate from Certificate) shall be in negotiable form, duly endorsed for transfer to Communitronics, Inc., subject to the mortgage established herein in Section 1.4

             (b) Copies of minute books, stock books and all other corporate and business records or documents of Crescent Paging, Inc.;

             (c) At least ten (10) business days prior to the closing date the Shareholders will cause to be delivered to Communitronics, Inc. an opinion of counsel for the Licensee that

                  (1) the Licensee is duly incorporated and legally existing in good standing under the laws in Louisiana, and has full corporate power and authority to carry on its present business;

                  (2) The transfer documents to be delivered to Communitronics, Inc. at the closing are fully authorized, executed and delivered by Shareholders and are valid and binding in accordance with their terms;

                  (3) The execution and deliverv 0f this Stock Purchase Agreement and the consummation of the transactions contemplated herein and permissible under the Articles of Incorporation and By Laws of Crescent Paging, Inc.

                  (4) This Stock Purchasing Agreement is a valid and legal obligation of Shareholders, enforceable by its terms.

                  (5) Any and all requisite fees and state regulatory approvals of the consummation of the transactions contemplated herein are granted by final order (as defined in the Section 5.7 herein) and are in full force and effect and have not been suspended, modified or revoked;

                  (6) Unless otherwise disclosed herein, the Shareholders represent that neither they or Cresent Paging, Inc. is a party to or affected by any pending or threatened proceedings, claims or investigations relating to the stock being transferred to Communitronics, Inc.; and,

                  (7) The Shareholders represent that Cresent Paging, Inc., is not subject to any restrictions in it's Article of Incorporation or By Laws which materially and adversely affect its business, property prospects, assets or condition, financial or otherwise which adversely affects its ability to carry out its obligations under this agreement.

             (d) Shareholders shall attach as schedules to this agreement copies of all contracts, either in force or executory, pertaining to the Licensee's business, and all other documents called for in this agreement.

         2.3 STATUS OF STOCK WITH RESPECT TO THE SHARES OF STOCKS BEING TRANSFERRED TO COMMUNITRONICS, INC.:

             (a) Such shares of stock have been lawfully issued, and are fully paid and not assessable;

             (b) Such shares represent a total of 100% of the issued common voting stock in Licensee.

             (c) Such shares are owned free and clear of any pledges, liens, encumbrances and claims, and are not subject to any restrictions or limitations prohibiting or restricting transfer to Communitronics, Inc. except as maybe disclosed in this agreement

             (d) Shareholders have full right, power and authority to sell and transfer such shares pursuant to this agreement.

             (e) The certificates for the shares to be transferred to Communitronics, Inc. will be genuine and together with any supporting papers shall be in such form as to enable the shares of stocks represented thereby to be immediately transferred to Communitronics, Inc. on the stock transfer books of the Licensee.

         2.4 AVAILABILITY: Shareholders hereby agree that, from time to time after the closing at Communitronics, Inc.'s request and without flarther consideration, Shareholders will executed and deliver such other instruments of conveyance assignment and transfer, and take such action as Communitronics Inc. may reasonable require, to more effectively convey or transfer to in Communitronics, Inc. possession of the stock purchased hereunder; and,

         2.5 COMPLETE TRANSFER: MI assets and properties, if any of every nature in connection with the business of Licensee are owned by Licensee and are hereinafter referred to as the "Assets".

         2.6  CORPORATE EXISTENCE, ORGANIZATION AND QUALIFICATION OF LICENSEE:
Licensee is a corporation duly incorporated, legally existing and in good standing under the laws of the State of Louisiana; and, it has no state or local fees or penalties outstanding; and it has full corporate power and authority to carry on the business as now being conducted by it. The authorized stock of Licensee consists sole of: 1000 Shares of voting common stock, of which these are issued 1000; issued shares issued and outstanding, which Ronald Scalise, Shareholder owns 600 shares and R. Allan Gallagher owns 400 shares. There are on this date no outstanding warrants, options or rights of any kind to acquire from Licensee shares of stock in Licensee, other than as contained in this agreement.

         2.7 LICENSE'S SUBSIDIARIES AND AFFILIATES: Licensee has no investments of any kind in any corporation, joint venture or partnership. The Licenses is not subject to any mortgage, debt or other encumbrance, which materially or adversely affects it business, properties, assets, or condition.

         2.8 LITIGATION: Shareholders have no knowledge of litigation threatened against or relating to Licensee's business or properties which might individually or in the aggregate have a material adverse effect on such business or properties or the financial condition of Licensee, nor has Shareholder or Licensee received any notice that any basis is known to exist for any such action or for any governmental investigation relative to Licensee's business or properties.

         2.9 COURT ORDERS AND DECREES: Shareholders assert that there is no validly served and effective outstanding order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or which could, either individually or in the aggregate, have a material adverse effect upon Licensee's business, property, assets or financial condition.

         2.10 COMPLIANCE WITH LAWS: Except as specifically disclosed in writing to Communitronics, Inc.'s counsel prior to execution of this agreement, Licensees are in compliance with all provisions of all applicable laws (including environmental laws) regulations and administrative orders of the United States, all States and each municipality, county, or subdivision of any thereof, to which its business or any properties may be subjected which if not complied with either individually or in the aggregate may have a material adverse effect upon Licensee's business, properties, assets or financial condition.

         2.11 NO ADVERSE CONTRACTS: Except for contracts specifically identified and of which complete copies thereof specifically identified and in Exhibit "B" hereto previously delivered to Communitronics, Inc. counsel, Licensee is not obligated under any contract or agreement or any law which materially and adversely affects its business, properties, prospects, assets or condition, financially or otherwise.

         2.12 EXECUTION AND PERFORMANCE OF AGREEMENT: The parties hereto represent and agree that execution and performance by Shareholders of this agreement and the transactions contemplated hereby by the Shareholders will not violate any provision of, or resort in the breach of, or constitute a default under, any law, order, writ, injunction, decree or regulation of any court, state or federal government agency or arbitration, tribunal, or any contract, agreement, license, permit or instrument by which any of the stock or licensees, businesses or property is bound.

         2.13 STATUS OF LEASE AND AGREEMENT: Licensees are not a party, by transfer or otherwise, to any lease or agreement not specifically identified in Exhibit "C", hereto and disclosed to Communitronics, Inc. Said leases and agreements, if any, are not suspended, modified or revoked and Licensee and its transferors are operating and will continue to operate without modification of its agreement rights until closing, in compliance with all of the terms of said agreement.

         2.14 STATEMENT AND RECORDS: All books, statements, documents, records and financial, statements including but not limited to, yearly and monthly profit and loss statements of Licensee furnished or given to Communitronics, Inc. or it agents during the negotiation of and preparatory to the execution or consummation of the transactions contemplated herein, including Licensee's audited due diligence acceptable financial statement dated November 30, 1997, are true and correct are to be provided to Communitronics are genuine and as accurately contain no material misrepresentations or omissions of material facts, and all such statements represent fairly the financial position of Licensee as of the date thereof, and the results of its operation for the periods designated therein, and were in prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as otherwise previously disclosed in writing to Communitronics' counsel) throughout the period involved as of the date of Licensee's latest audited financial statements it had no liabilities, contingent or otherwise, except in those financial statements, income statements and other financial documents.

         2.15 NO UNDISCLOSED LIABILITY: At closing the Licensee will have no material liabilities contingent on otherwise except these liabilities referred to and attached as Exhibit "D" hereto, and those audited liabilities incurred since that date in the ordinary course of business, but only to the extent permitted under Article IV.

         2.16 TAX RETURNS: Licensees has timely filed all Federal, State and Local tax returns required to be filed by it by the laws of the United States and each state which it does business in, including, but not limited to all taxes with respect to income, property withholding, workman's compensation, social security and unemployment taxes. To the best of Licensees' knowledge and belief, all such returns are correct as filed and all taxes due and all additional assessments and penalties and interest thereon received prior to the date hereof and at closing have been paid. All filed returns were prepared in accordance with the applicable state's laws and generally accepted accounting principles relating to taxation. The reserves for any taxes in licensee's financial statements are sufficient for the payment of all accrued and unpaid taxes of Licensee, if any.

         2.17 Taxes and all personal income excise, conveyance or other taxes directly related to the transaction contemplated herein which were incurred prior to the closing of this transaction or concurrent therewith which may become payable by reason of the sale and purchase of the stock at closing will be borne by the Shareholders.

         2.18 NO UNDISCLOSED CONTRACTS: Licensee has no contracts not previously disclosed in writing and delivered to Communitronics, Inc.; nor has Licensee caused any contracts for the purchase or sale of products on services, nor continuing contracts for the future purchase or lease of materials, supplies, services or equipment or other property except as previously disclosed in writing to Communitronics, Inc.

         2.19 STATUS OF ASSETS: After due inquiry, Shareholders know of no material adverse condition regarding the business of Licensee not disclosed herein, exception generally applicable to the Paging industry.

         2.20 NEW DIRECTORS AND OFFICERS: At closing the purchase of Licensee's stock, any election of a new board of directors and officers of Licensee will not cause the cancellation, beach, acceleration, or any other material adverse change in terms of any contract or agreement to which Licensee is bound.

         2.21 INDEBTEDNESS TO AND FROM OFFICERS, DIRECTORS AND OTHERS:
Licensee is not indebted to any director, officer, employer or agent of Licensee except as indicated on the financial statement provided to Communitronics or in the ordinary course of business.

          2.22 GOVERNMENTAL CONSENT: No consent, approval, order or authorization or regulation, qualification, designation, declaration or filing with any governmental authority is required on part of Shareholder in connection with the acceptance of this agreement and delivery of the stock of Licensee as contemplated by the agreement, except any approval or filing as may be required under requirements of the FCC and applicable state authorities ("PUC").

          2.23 FCC AUTHORIZATION: Licensee has been granted FCC authorization to construct and operate the system by FCC action, which has become a Final Order (as defined in Section 5.7). Such authorization has not been suspended, modified, or revoked, and the Licensee has complied with and will continue without modification with terms with closing Shareholder knows of no event or condition which would materially endanger the continued effectiveness of the Authorization.

          2.24  DURING THE PERIOD FROM APRIL 22,1998 UNTIL CLOSING DATE:
Shareholder shall not discuss with, accept offers from or negotiate with any other party regarding the sale, transfer, or management of Shareholders' interests in Cresent Paging, Inc. but will instead deal exclusively and good faith with Communitronics, Inc. regarding the transfer of control of the Licensee. During this period, Shareholders shall be restricted from encumbering, agreeing to transfer or convey, or, transferring or conveying any portion of their interests except with the express written consent of Communitronics, Inc.

        2.25 SURVIVAL OF REPRESENTATIONS AND WARRANTIES: The representation and warranties contained in this agreement shall survive the closing date and shall bind Shareholders and Shareholders' transfer's heirs and assigns.

                             ARTICLE III

        3.1  REPRESENTATIONS AND WARRANTIES OF COMMUNICATIONS, INC.:
Communitronics, Inc. represents and warrants as set forth in this Article III.

        3.2 QUALIFICATIONS OF COMMUNITRONICS, INC.: Communitronics, Inc. is an Alabama corporation duly qualified to do business in all the jurisdictions in which it is legally required to be so qualified. Communitronics, Inc. is legally, financially, technically, and otherwise qualified to acquire Licensee's stock as contemplated herein.

          3.3 AUTHORITY ACTION OF COMMUNITRONICS, INC.: The execution and delivery of this agreement by Communitronics, Inc. has been duly authorized by all necessary corporate action. The consummation of the transaction contemplated by this agreement will not violate any provision in Communitronics, Inc.'s Articles of Incorporation, bylaws, or result in any breech or default under any applicable State or Federal law, nor any rule, regulation, order, writ, injunction or decree of any court, state or federal governmental agency or arbitration tribunal having jurisdiction over Communitronics, Inc. or any contract, agreement or instrument by which Communicatronics, Inc. may be bound. All action required of the Shareholders and directors of Communitronics, Inc. in connection with the execution, delivery and performance of this agreement has been taken.

          3.4 LITIGATION: There is not any undisclosed litigation pending or threatened against Communitronics, Inc. which would have a material adverse effect on the business of Communitronics, Inc. or prevent Communitronics, Inc. from fulfilling all its obligation hereunder.

                                ARTICLE IV

          4.1  CONDUCT OF BUSINESS FROM EXECUTION OF THIS AGREEMENT PENDING
CLOSING: From April 22, 1998 until the closing date, Shareholders warrant and covenant that, pending and as a condition precedent to closing, except as otherwise consented to in advance in writing by Communitronics, Inc. with respect to Licensee the following, to wit:

          (a) Licensee's business will be conducted only in the ordinary and usual course business;

          (b) No contract or commitment will be entered into by Licensee except in the ordinary course of business;

          (c) No indebtedness for borrowed money will be created, assumed or incurred by Licensee;

          (d) No sale, transfer or other disposition, directly or indirectly, and no mortgage, pledge or other encumbrance, of its assets will be made or entered into by or on behalf of Licensee (even if made in the ordinary course of business);

               (e) Licensee will use its best efforts to keep the organizations of its business intact to preserve and maintain its assets and properties;

               (f) Licensee will not directly or indirectly do, or agree to do any of the following acts:

                    (1) Grant any increase in salaries payable or to become payable or grant any bonus to any officer, employee, agent, or representative, except with the consent of Communitronics, Inc.;

                    (2) Increase benefits payable to any officer, employee, agent or representative under any pension plan or other contract or commitment;

                    (3) Enter into any collective bargaining agreement to which it is a party or by which it may be bound;

                    (4) Enter into any employment agreement or other such agreement;

                    (5) Pay any obligation or liability, fixed or contingent, other than current audited liabilities payable to persons other then Shareholder, or other related or affiliated entities or to their employees, agents, shareholders, partners assigns;

                    (6)  Waive or compromise any right or claim;

                    (7) Cancel, without full payment any note loan or other obligation owing to it;

                    (8) Take any other action, which would materially diminish the value of its business to Communitronics, Inc.;

                    (9)  Licensee will not directly or indirectly:

                         a. Declare, set aside or pay any dividend or make any distribution in respect of its capital stock;

                         b. Purchase, redeem, or otherwise acquire any shares of its capital stock;

                         c. Change its accounting method or treatment of any material item; or

                         d. Enter into any agreement obligation to do any of the foregoing prohibited acts;

                   (10) Licensee will not directly or indirectly enter into any contract or other agreement of any nature with Shareholders or other related or affiliated persons or entities or their employees, agents or assigns; or

                   (11) Licensee will not directly terminate any of its existing of these acts.

          4.2 ACCESS AND INFORMATION: To the extent reasonably required for the purpose of this agreement Shareholders will permit Communitronics, Inc., its counsel, accountants and other representatives to have full access during normal business hours throughout the period prior to closing, to its properties, books and records of Licensee, and will cause to be furnished to Communitronics, Inc. and its representative during such all such information concerning the affairs of Licensee as Communitronics, Inc. or its representatives may reasonably request, including but not limited to, subscriber customer data.

                                     ARTICLE V

          5.1 CONDITIONS PRESIDENT TO CLOSING: Closing shall occur only upon the occurrence of all the conditions set forth in this Article V and elsewhere in this agreement (unless expressly waiving in writing by the party to whose favor the representation or condition runs at any time prior to closing). Each party shall have performed its obligations due to be performed hereunder on or before the closing date.

          5.2 REPRESENTATION AND WARRANTIES TRUE WHEN MADE: No representations or warranty of Shareholders or Communitronics, Inc. contained in this agreement shall be inaccurate or incomplete, nor have Shareholders knowingly or negligently omitted to disclose any material fact pertinent to this transaction.

          5.3 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING: The representations and warranties of Shareholders and Communitronics, Inc. contained in this agreement shall be deemed to have been made again at the time of closing, and shall have caused all covenants, agreements and conditions required by this agreement to be performed or complied with prior to or at closing to be so performed and complied with; and, The parties hereto will furnish to each other a certificate signed by each respectively, dated on the date of closing date, certifying to the truth of such representations and to the fulfillment of all such covenants, agreements and conditions.

          5.4 OCCURRENCE OF EVENTS: All of the following events shall occur at or prior to closing:

          (a) The receipt by Communitronics of all government approvals by final order (as defined in Section 5.9), if any are necessary, and all other necessary approvals, if any, for the assignment and transfer of the stock of Licensee to Communitronics, Inc. with respect to the rights, agreements, privilege, licenses and franchises referred to in this agreement, including but not limited to the agreements, if any, referred to in Section 2.13. Communitronics, Inc. and Shareholders agree to cooperate in obtaining all necessary governmental and third party consents and approvals required to complete this agreement.

          (b) The receipt by Communitronics, Inc.'s attorneys of the documents if any, referred to in Section 2.2.

          (c)  The mortgage referred to within Section 1.4 herein

          5.5 ABSENCE OF ADVERSE CHANGES: Subsequent to the execution of this agreement and prior to closing Shareholders and Licensee agree that there shall not be any adverse change in the business or prospects of Licensee's properties or business and on the closing date, there shall be delivered to Communitronics, Inc. a certificate to such effect, dated the date of closing and signed by the Shareholders. It is understood that Shareholders assume all risks of destruction, loss or damage due to fire or other causes of destruction to the Licensee's properties and business up to and including the date of closing.

          5.6 TERMINATION AS OF RIGHT: If this agreement is terminated pursuant to Section 8.11 of this agreement, Communitronics, Inc. agrees to return to Shareholders any and all information, documents or assets received from Shareholders, and Shareholders agree to return to Communitronics, Inc., the funds held by escrow agent pursuant to the Escrow Agreement and this agreement shall have no effect whatsoever and the transactions contemplated herein shall terminate and be null and void.

          5.7 FINAL ORDER: For purposes of this agreement, a grant by governmental authority shall be considered a Final Order ("Final Order") when it is no longer subject to regulatory or administrative reconsideration, review or appeal, with said times have lapsed with no petition, appeal, objection or other like adverse pleading having been filed with the FCC or other authority having jurisdiction over the matter.

                                  ARTICLE VI

          6.1 INDEMNIFICATION BY SHAREHOLDERS: Shareholders agree to defend and hold Communitronics, Inc. harmless from any and all losses, liabilities, expenses, damages or costs (including reasonable attorney's fees, penalties and interest), payable to or for the benefit of or asserted by any party, resulting from or arising out of or incurred as a result of the falsify of any representation or breach of any warranty or covenant made by Communitronics, Inc. herein or in accordance herewith.

         6.3 SURVIVAL OF COVENANTS AND WARRANTIES: The representative, warranties and agreements made by Shareholders, except as they may be fully performed prior to or contemporaneously with closing, shall survive closing and shall be fully enforceable at law or in equity against Shareholders, Licensee and their successors and assigns by Communitronics, Inc. and its successors and assigns. The representations, warranties and agreements made by Communitronics, Inc. herein, except as they may be fully performed prior to or contemporaneously with closing shall survive closing and shall be enforceable at law or in equity against Communitronics, Inc. and its successors and assigns. Any investigation at any time made by or on behalf of (or disclosure to) any party hereto shall not diminish in any respect whatsoever all parties hereto right to rely on such representation and warranties.

                                   ARTICLE VII
                                   -----------

         7.1 Notices, all notices, request, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and effective upon receipt if delivered in person or by prepaid overnight express service delivered to the parties hereto at the following addresses:

If to Shareholders:

Ronald Scalise
909 Aris Avenue
Metairie, LA 70001

(Facsimile (504) 885-9514)

R. Allen Gallagher
909 Aris Avenue
Metairie, LA 70005
(Facsimile (504) 885-9514)

with copy to:

Joseph C. Bartels
Attorney at Law
3900 Canal Street
TELE: (504) 482-2900
FAX: (504) 482-1900

If to Communitronics, Inc.:

David Pressler
Magnolia Shopping Center
27955 Highway 98, Suite WW-X
Daphne,AL 36526
(Facsimile (334) 344-3171)

with copy to:

Charles H. Hillman, Esq.
Ulmer, Hillman, Burnett & Nagrich
Riverview Plaza, Suite 1107
63 S. Royal Street
Mobile, AL 36602
(Facsimile (334)-694-0076)



or such other address as specified by the parties from time to time.

                                   ARTICLE VIII
                                   ------------

         8.1 NOTICE OF CLAIMS: Shareholder and Communitronics, Inc. each agree to give prompt written notice to the other and to all affected parties of any claim against the party giving notice which might give rise to a claim against the party, to include information detailing the nature and basis of the claim and the actual or estimated amount thereof. In the event action, suit or proceeding is brought against the Shareholders, Licensee and/or Communitronics, Inc. with respect to which any party hereto may have liability under the indemnity previsions herein, the indemnifying party shall have the right, but not the responsibility, at its sole cost and expense, to defend such action in the name of and on behalf of the indemnified party or corporation, and in connection with any such action, suit or proceeding and in connection with any such assistance as may reasonably be required, in order to insure proper and adequate defense of any such action, suit or proceeding. No party hereto shall make any settlement of any claim which might give rise to liability of the other parties hereto under the indemnity provisions contained herein without the written consent of such other party(s), of which said consent such party covenants shall not be unreasonably withheld

         8.2 AMENDMENTS: This agreement may be amended or modified only by a written instrument executed by Communitronics, Inc. and Shareholders.

         8.3 EXPENSES: Communitronics, Inc. agrees to reimburse Shareholders for out-of-pocket expenses (including capital contribution) incurred during normal course of operation and construction of the system between August 27, 1998 and the closing date, provided that said expenses have been approved in writing by Communitronics, Inc. In addition, Communitronics, Inc. shall assume the continuing obligation of the systems, if any reasonable incurred in the normal course of operation and construction of the system through such closing date. Communitronics, Inc. shall not reimburse Shareholders for Shareholder's legal expenses attributable to the sale of their interests. Communitronics, Inc. shall not be reimbursed for reasonable and necessary out-of-pocket expenses or construction costs incurred by Communitronics, Inc. not paid by System Financing if the FCC or other governmental authority does not approve contemplated transfer of control of the system without first obtaining written consent from Shareholders.

         8.4 BROKERS: Shareholders agree to indemnity Communitronics, Inc. against any third person for any commission, brokerage fee, finder fee or other payment alleged to be due as a result of this transaction based upon any alleged agreement or understanding between such third person and shareholders whether expressed or implied from actions of Shareholders or their agents.

         8.5 COUNTER PARTS: This agreement may be executed in any number of counter parts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.6 PARTIES IN INTEREST: This agreement shall inure to the benefit of and be binding upon Communitronics, Inc. and Shareholders (Crescent Paging, Inc.) and their respective successors, heirs and assigns. Nothing in this agreement, either expressed or implied, is intended to confer upon any other person any rights or remedies under or by reason of this agreement.

         8.7 APPLICABLE LAW: The rights and obligations of the parties shall be construed under and governed by the laws of the State of Alabama. Personal jurisdiction over all parties hereto and venue over any legal action shall be in the Federal or State courts of general jurisdiction, which are Daphne, Alabama.

         8.8 WAIVERS: No provision in this agreement shall be deemed waived by course of conduct, including the act of closing under Article V unless such waiver is in writing signed by all parties and stating specifically that it was intended to modify this agreement.

         8.9 SCHEDULES AND EXHIBITS: The exhibits attached hereto shall be deemed to be incorporated by referenced in this agreement as if fully set forth herein.

         8.10 CAPTIONS: Section headings are descriptive only, and shall have no legal effects.

         8.11 TERMINATION OF RIGHTS: Shareholders (Crescent Paging, Inc.) and Communitronics, Inc. may terminate this agreement if counsel for Shareholders and counsel for Communitronics, Inc. determine in good faith that any provision of this agreement or the performance of any obligation will adversely affect Shareholders or Licensee's application for, or their qualification to hold or transfer the FCC authorization or PVC Certificate for the System. If an irreconcilable difference of opinion develops between counsel for Shareholders and counsel for Communitronics regarding a claim of such adverse condition, then both counsel shall agree upon a independent counsel whose opinion shall be determinative in this matter. However, in the event that a determination is made that such adverse conditions exists, the parties agree to use their best efforts to cure the adverse or disqualifying condition, provided that the cure does not substantially diminish the benefits of this agreement to either party.

         8.12 SERERABLITY: In the event that any item or provision of this agreement is determines to be void, unenforceable, or contrary to law, the remainder of this agreement shall continue in full force and effect, provided that such continuation would not materially diminish the benefits of this agreement for either party.

         8.13 ASSIGNMENT: No right or obligation herein may be assigned or delegated by a party, either directly or indirectly, by transfer of control without the written consent of the other party, where whose consent shall not be unreasonably withheld.

          8.14 ARBITRATION AGREEMENT: Shareholders, Licensee and/or Communitronics, Inc. agree that any material dispute arise out of this agreement between Shareholders, Licensee and/or Communitronics, Inc., said dispute will be submitted for resolution by arbitration in accordance with the rules of the American Arbitration Association. Such arbitration shall be binding and final. In agreeing to arbitration, all parties acknowledge that in the event of a dispute, each party is giving up the right to have the dispute decided in a court of law before a judge of jury, and instead are accepting the use of arbitration for resolution. The non prevailing party(s) as a result of the arbitration process also agrees to pay all costs, including reasonable attorney's fees, incurred in said arbitration process including such initial fees as may be required to initiate a claim in arbitration.

         8.15 ENTIRE AGREEMENT: This agreement and letter agreement entered into between Shareholders (Crescent Paging, Inc.) and Communitronics Inc. constitute the entire agreement between the parties governing the matters addressed. No prior agreement or representation, whether verbal or written, shall have any force or effect upon this agreement.



08/31/1998                             /s/ David Pressler
- --------------                         ---------------------------------
Dated                                  DAVID PRESSLER,
                                       President of Communitronics, Inc.




- --------------                         ---------------------------------
Dated                                  SAMUEL MASTRULL
                                       Business Consultant and Financial Adviser



08/31/98                               /s/ Ronald Scalise
- --------------                         ---------------------------------
Dated                                  RONALD SCALISE
                                       Owner of Crescent Paging, Inc.



Aug 31, 1998                           /s/ R. Allen Gallagher
- --------------                         ---------------------------------
Dated                                  R. ALLEN GALLAGHER
                                       Owner of Crescent Paging, Inc.


STATE OF ALABAMA

COUNTY OF MOBILE

         I, the undersigned, a Notary Public in and for said County in said State, hereby certify that DAVID PRESSLER, whose name is signed to the foregoing Stock Exchange Agreement and who is known to me, acknowledged before me on this day that, being informed of the contents of said Stock Exchange Ageeement, he executed the same voluntarily on the day the same bears date.

             Given under my hand this the ____ day of _______________ 1998.




                                            ----------------------------------
                                            Notary Public
                                            Commission expires
                                                              ----------------
STATE OF
        -------------
COUNTY OF
         ------------

         I, the undersigned, a Notary Public in and FOR said County in said State, hereby certify that SAMUEL MASTRULL, whose name is signed to the foregoing Stock Exchange Agreement and who is known to me, acknowledged before me on this day that, being informed of the contents of said Stock Exchange Agreement, he executed the same voluntarily on the day the same bears date.

             Given under my hand this the ____ day of _______________ 1998.




                                           -----------------------------------
                                           Notary Public
                                           Commission expires
                                                             -----------------





STATE OF
        -------------
COUNTY OF
         ------------

         I, the undersigned, a Notary Public in and for said County in said State, hereby certify that RONAlD SCALISE, whose name is signed to the foregoing Stock Exchange Agreement and who is known to me, acknowledged before me on this day that, being informed of the contents of said Stock Exchange Agreement, he executed the same voluntarily on the day the same bears date.

             Given under my hand this the ____ day of _______________ 1998.



                                          ------------------------------------
                                          Notary Public
                                          Commission expires
                                                            ------------------

STATE OF
        -----------------
COUNTY OF
         ----------------

         I, the undersigned, a Notary Public in and for said County in said State, hereby certify that R. ALLEN GALLAGHER, whose name is signed to the foregoing Stock Exchange Agreement and who is known to me, acknowledged before me on this day that, being informed of the contents of said Stock Exchange Agreement, he executed the same voluntarily on the day the same bears date.

             Given under my hand this the ____ day of _______________ 1998.



                                          ------------------------------------
                                          Notary Public
                                          Commission expires
                                                            ------------------